   As filed with the Securities and Exchange Commission on November 3, 1997

                                                    Registration No. -__________

                          ---------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                          ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                          ---------------------------

                               STEVEN MADDEN, LTD.
             (Exact name of registrant as specified in its charter)

        New York                                                 13-3588231
(State or other juris-                                        (I.R.S. Employer
diction of organization)                                     Identification No.)

                52-16 Barnett Avenue, Long Island City, NY 11104
               (Address of Principal Executive Offices) (Zip Code)

    20,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS 6,400 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS 9,200 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS
                                 1996 STOCK PLAN
                                 1997 STOCK PLAN
                            (Full title of the plan)

                                  Steven Madden
                                    President
                               Steven Madden, Ltd.
                              52-16 Barnett Avenue
                           Long Island City, NY 11104
                     (Name and address of agent for service)

                                 (718) 446-1800
                     (Telephone number, including area code,
                              of agent for service)
                                                              continued overleaf

                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Proposed
                                                              Proposed                  maximum
Title of                            Amount                    maximum                   aggregate                  Amount of
securities                          to be                     offering price            offering                   registration
to be registered                    registered(1)             per Share                 price(2)                   fee
----------------                    -------------             ---------                 --------                   ---

Common Stock,                           20,000                $2.00 (2)                 $   40,000                $     12.12
par value $.0001 per share

Common Stock,                            6,400                $3.75 (2)                 $   24,000                $      7.27
par value $.0001 per share

Common Stock,                            9,200                $5.875 (2)                $   54,050                $     16.38
par value $.0001 per share

Common Stock,                          375,000                $6.9375 (3)               $2,601,563                $    788.36
par value $.0001 per share

Common Stock,                        1,000,000                $6.9375 (3)               $6,937,500                $  2,102.27
par value $.0001 per share
                                                                                                                  -----------

Total                                                                                                             $  2,926.40



(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) The proposed maximum offering price per share is based upon the designated exercise price as stated in the Stock Option Agreement under which the option was granted.

(3) Estimated solely for the purpose of calculating the registration fee based upon the closing price of the shares of Common Stock on October 28, 1997 of $6.9375 reported on The Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by Steven Madden, Ltd., a New York corporation (the "Corporation"), are incorporated herein by reference:

     (1)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

     (2)  Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

     (3)  Proxy Statement on Schedule 14A dated May 30, 1997.

     (4)  Annual Report on Form 10-KSB for the period ended December 31, 1996.

     (5) The description of the Common Stock, par value $.0001 per share ("Common Stock"), of the Corporation contained in the Corporation registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.


Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Article IV of the By-Laws provides as follows:


                                  "ARTICLE IV"

                                 INDEMNIFICATION

     Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under the indemnification provisions of Section 722 of the New York Business Corporation Law or any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Item 7. Exemption from Registration Claimed

     Not Applicable.

     Item 8. Exhibits

The following is a complete list of exhibits filed as a part of this registration statement:

Exhibit No.       Document
-----------       --------

5.1               Opinion of Bernstein & Wasserman, LLP.

10.22 Consulting Agreement dated as of May 1, 1997 between the Corporation and The Vayness Corporation, Ltd.

10.23 Stock Option Agreement dated as of May 1, 1997 between the Corporation and The Vayness Corporation, Ltd.

10.24 Consulting Agreement dated as of August 23, 1994 between the Corporation and Stephen Drescher.

10.25 Stock Option Agreement dated as of August 23, 1994 between the Corporation and Stephen Drescher.

10.26 Stock Option Agreement dated as of January 7, 1997 between the Corporation and Hampel Stefanides, Inc.

10.27             1996 Stock Plan.

10.28             1997 Stock Plan.

23.1              Consent of Richard A. Eisner & Company, LLP.

     Item 9. Undertakings

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, the paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof; and;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on the 29th day of October, 1997.


                                          STEVEN MADDEN, LTD


                                          By: /s/Steve Madden
                                             ------------------------------
                                             Steven Madden
                                             Chairman of the Board, President
                                             and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----
/s/Steven Madden                                     Chairman of                        October 29, 1997
---------------------------------                    the Board, President
Steven Madden                                        and Chief Executive
                                                     Officer

/s/Rhonda Brown                                      Chief Operating Officer            October 29, 1997
---------------------------------                    and Director
Rhonda Brown


/s/Arvind Dharia                                     Chief Financial and                October 29, 1997
---------------------------------                    Accounting Officer
Arvind Dharia                                        and Director


/s/John Basile                                       Executive Vice President           October 29, 1997
---------------------------------                    and Director
John Basile



/s/John L. Madden                                    Director                           October 29, 1997
---------------------------------
John L. Madden


/s/Peter Migliorini                                  Director                           October 29, 1997
---------------------------------
Peter Migliorini


/s/Les Wagner                                        Director                           October 29, 1997
---------------------------------
Les Wagner

                               STEVEN MADDEN, LTD

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit No.       Document
-----------       --------

5.1               Opinion of Bernstein & Wasserman, LLP.

10.22 Consulting Agreement dated as of May 1, 1997 between the Corporation and The Vayness Corporation, Ltd.

10.23 Stock Option Agreement dated as of May 1, 1997 between the Corporation and The Vayness Corporation, Ltd.

10.24 Consulting Agreement dated as of August 23, 1994 between the Corporation and Stephen Drescher.

10.25 Stock Option Agreement dated as of August 23, 1994 between the Corporation and Stephen Drescher.

10.26 Stock Option Agreement dated as of January 7, 1997 between the Corporation and Hampel Stefanides, Inc.

10.27             1996 Stock Plan.

10.28             1997 Stock Plan.

23.1              Consent of Richard A. Eisner & Company, LLP.